EXHIBIT 10.1

FOURTEENTH AMENDMENT
Dated as of March 21, 2017
to the
TRANSFER AND ADMINISTRATION AGREEMENT
Dated as of August 31, 2012

This FOURTEENTH AMENDMENT AND WAIVER (this “Amendment”) dated as of March 21, 2017 is entered into among ASHLAND LLC f/k/a Ashland Inc., a Kentucky limited liability company (“Ashland” or “Master Servicer”), CVG CAPITAL III LLC, a Delaware limited liability company (“SPV”), the Originators, the Investors, Letter of Credit Issuers, Managing Agents and Administrators party hereto, and THE BANK OF NOVA SCOTIA (“Agent” or “Scotiabank”), as agent for the Investors.
RECITALS
WHEREAS, the parties hereto have entered into that certain Transfer and Administration Agreement, dated as of August 31, 2012 (as amended, supplemented or otherwise modified through the date hereof, the “Agreement”);
WHEREAS, concurrently herewith, Ashland, SPV, Credit Agricole Corporate and Investment Bank and Scotiabank are entering into that certain Amended and Restated Master Fee Letter (the “Amended & Restated Fee Letter”); and
WHEREAS, the parties hereto desire to amend the Agreement as set forth herein.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
  SECTION 1.  Definitions.
 All capitalized terms not otherwise defined herein are used as defined in the Transaction Documents.
  SECTION 2.  Amendments to the Agreement.
 (a) The Agreement is hereby amended to reflect the marked changes set forth on Exhibit A attached hereto.
  SECTION 3.  Representations and Warranties.  Each of Ashland, each Originator and the SPV, as to itself, hereby represents and warrants to each of the other parties hereto as follows:
 (a) after giving effect to this Amendment and the transactions contemplated hereby, no Termination Event or Potential Termination Event shall exist;
 (b) the representations and warranties of such Person set forth in the Transaction Documents to which it is a party (as amended hereby) are true and correct as of the date hereof (except to the extent such representations and warranties relate solely to an earlier date and then as of such earlier date); and
 (c) this Amendment constitutes the legal, valid and binding obligations of such Person enforceable against such Person in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
  SECTION 4.  Effectiveness.  This Amendment shall become effective as of the date first above written upon:
 (a) receipt by the Agent of counterparts of this Amendment duly executed by each of the parties hereto; and
 (b) receipt by the Agent of counterparts of the Amended & Restated Fee Letter duly executed by each of the parties thereto and confirmation that the “Upfront Fee” set forth therein has been paid in full.
  SECTION 5.  Reference to the Effect on the Transaction Documents.
 (a) On and after the effectiveness of this Amendment, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Agreement, and each reference in each of the other Transaction Documents to “the Transfer and Administration Agreement” or “the TAA,” “thereunder”, “thereof” or words of like import referring to the Agreement, shall mean and be a reference to the Agreement, as amended by this Amendment.
 (b) The Agreement and each of the related documents, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all aspects ratified and confirmed.  The covenants and other obligations of the SPV, Master Servicer, and each Originator (each in any capacity) shall continue under the Transaction Documents.
 (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent, any of the Investors or any Indemnified Party under the Agreement or any other Transaction Document, nor constitute a waiver of any provision of the Agreement or any other Transaction Document.
  SECTION 6.  Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.  Delivery by facsimile or email of an executed signature page of this Amendment shall be effective as delivery of an executed counterpart hereof.
  SECTION 7.  Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401-1 AND 5-1401-2 OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).
  SECTION 8.  Transaction Document.  This Amendment shall be deemed to be a Transaction Document for all purposes of the Agreement and each other Transaction Document.
  SECTION 9.  Severability.  If any one or more of the agreements, provisions or terms of this Amendment shall for any reason whatsoever be held invalid or unenforceable, then such agreements, provisions or terms shall be deemed severable from the remaining agreements, provisions and terms of this Amendment and shall in no way affect the validity or enforceability of the provisions of this Amendment or the Agreement.
  SECTION 10.  Section Headings.  The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or any provision hereof or thereof.
[Signature pages follow.]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.
ASHLAND LLC

By: /s/ William C. Whitaker
Name: William C. Whitaker
Title: Assistant Treasurer

ASHLAND SPECIALTY INGREDIENTS G.P.

By: /s/ Jennifer I. Henkel
Name: Jennifer I. Henkel
Title: Assistant Secretary

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

CVG CAPITAL III LLC

By: /s/ William C. Whitaker
Name: William C. Whitaker
Title: President

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

LIBERTY STREET FUNDING LLC, as a Conduit Investor and an Uncommitted Investor

By: /s/ Jill A. Russo
Name: Jill A. Russo
Title: Vice President

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

ATLANTIC ASSET SECURITIZATION LLC, as a Conduit Investor and an Uncommitted Investor

By: /s/ Kostantina Kourmpetis
Name: Kostantina Kourmpetis
Title: Managing Director

By: /s/ Sam Pilcer
Name: Sam Pilcer
Title: Managing Direcgtor

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

THE BANK OF NOVA SCOTIA, as Agent, a Letter of Credit Issuer, a Committed Investor, a Managing Agent and an Administrator

By: /s/ Diane Emanuel
Name: Diane Emanuel
Title: Managing Director & Co-Head U.S. Execution

 [SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Committed Investor, a Managing Agent and an Administrator

By: /s/ Kostantina Kourmpetis
Name: Kostantina Kourmpetis
Title: Managing Director

By: /s/ Sam Pilcer
Name: Sam Pilcer
Title: Managing Direcgtor

EXHIBIT A

~~CONFORMED COPY~~EXHIBIT A
Conformed through the First Amendment, dated April 30, 2013
Conformed through the Omnibus Amendment, dated August 21, 2013
Conformed through the Third Amendment, dated October 15, 2013
Conformed through the Fourth Amendment, dated June 30, 2014
Conformed through the Fifth Amendment, dated July 28, 2014
Conformed through the Sixth Amendment, dated November 21, 2014
Conformed through the Seventh Amendment, dated August 28, 2015
Conformed through the Eighth Amendment, dated September 30, 2015
Conformed through the Ninth Amendment, dated December 22, 2015
Conformed through the Tenth Amendment, dated March 24, 2016
Conformed through the Eleventh Amendment, dated August 1, 2016
Conformed through the Twelfth Amendment, dated September 15, 2016
Conformed through the Thirteenth Amendment and Waiver, dated November 18, 2016
Conformed through the Fourteenth Amendment, dated March 21, 2017

Transfer and Administration Agreement
Dated as of August 31, 2012
by and among

CVG Capital III LLC,

Ashland LLC, Ashland Specialty Ingredients G.P.,
and each other entity from time to time party hereto
 as an Originator, as Originators
Ashland LLC,
 as initial Master Servicer,
Liberty Street Funding LLC and
Atlantic Asset Securitization LLC,
 as Conduit Investors and Uncommitted Investors

The Bank of Nova Scotia,
 as Agent, a Letter of Credit Issuer, a Managing Agent, an Administrator and a Committed Investor
The Bank of Nova Scotia,
 as Structuring Agent
and
The Various Investor Groups, Managing Agents, Letter of Credit Issuers and Administrators From Time To Time Parties Hereto

TABLE OF CONTENTS
(cont'd)

-iii-

ARTICLE I

 DEFINITIONS
SECTION 1.1  Certain Defined Terms.  As used in this Agreement, the following terms shall have the following meanings:
“Administrators” means the Liberty Street Administrator, ~~the Gotham Administrator,~~ the Atlantic Administrator and any other Person that becomes a party to this Agreement as an “Administrator”.
“Adverse Claim” means a Lien on any Person’s assets or properties in favor of any other Person; provided that “Adverse Claim” shall not include any “precautionary” financing statement filed by any Person not evidencing any such Lien.
“Affected Assets” means, collectively, (a) the Receivables, (b) the Related Security, (c) with respect to any Receivable, all rights and remedies of the SPV under the First Tier Agreement, together with all financing statements filed by the SPV against the Originators in connection therewith, and (d) all proceeds of the foregoing.
“Affiliate” means, as to any Person, any other Person which, directly or indirectly, owns, is in control of, is controlled by, or is under common control with such Person, in each case whether beneficially, or as a trustee, guardian or other fiduciary.  A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the other Person, whether through the ownership of voting securities or membership interests, by contract, or otherwise.
“Agent” means Scotiabank, in its capacity as agent for the Secured Parties, and any successor thereto appointed pursuant to Article X.
“Agents” means, collectively, the Managing Agents and the Agent.
“Agent-Related Persons” means, with respect to any Managing Agent or the Agent, such Person together with its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and their respective Affiliates.
“Aggregate Unpaid Balance” means, as of any date of determination, the sum of the Unpaid Balances of all Receivables which constitute Eligible Receivables as of such date of determination.
“Aggregate Unpaids” means, at any time, an amount equal to the sum of (a) the aggregate unpaid Yield accrued and to accrue through the end of all Rate Periods (or calendar month for Portions of Investment with daily Rate Periods) in existence at such time, (b) the Net Investment at such time and (c) all other amounts owed (whether or not then due and payable) hereunder and under the other Transaction Documents by the SPV and each Originator to the Agent, the Managing Agents, the Administrators, the Investors or the Indemnified Parties at such time.

“Agreement” is defined in the Preamble.
“Alternate Rate” is defined in Section 2.4.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the SPV, the initial Master Servicer, any Originator or any of their respective Subsidiaries from time to time concerning or relating to bribery or corruption, including the Foreign Corrupt Practices Act of 1977, and any applicable law or regulation implementing the Organisation for Economic Co-operation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.
“Anti-Terrorism Laws” has the meaning set forth in Section 4.1(bb).
“Applicable Special Designated Obligor Percentage” means initially (i) for ~~Genuine Parts Company (d/b/a NAPA), 5.0~~Behr Process Corporation, 3.75% and (ii~~) for AutoZone, Inc., 10.0% and (iii~~) for each other Special Designated Obligor, the applicable percentage designated in a written supplement to this Agreement signed by the Agent, each Managing Agent, the Master Servicer and the SPV, each in their sole discretion, by which such Special Designated Obligor is so designated, in each case, as such percentage is modified from time to time pursuant to the terms of this Agreement.
“Ashland” is defined in the Preamble.
“Ashland Credit Agreement” means the Credit Agreement, dated as of June 23, 2015, among Ashland, as borrower, various financial institutions and The Bank of Nova Scotia, as lender, swing line lender, l/c issuer and as administrative agent.
“Ashland Global” means Ashland Global Holdings Inc., a Delaware corporation.
“Asset Interest” is defined in Section 2.1(b).
“Assignment Amount” means, with respect to a Committed Investor at the time of any assignment pursuant to Section 3.1, an amount equal to the least of (a) such Committed Investor’s Pro Rata Share of the Net Investment requested by the Uncommitted Investor in its Investor Group to be assigned at such time; (b) such Committed Investor’s unused Commitment (minus the sum of (i) the unrecovered principal amount of such Committed Investor’s investments in the Asset Interest pursuant to the Program Support Agreement to which it is a party and (ii) such Committed Investor’s Pro Rata Share of the applicable Investor Group Percentage of the Letter of Credit Liability); and (c) in the case of an assignment on or after the applicable Conduit Investment Termination Date, an amount equal to (A) the sum of such Committed Investor’s Pro Rata Share of the Investor Group Percentage of (i) the aggregate Unpaid Balance of the Receivables (other than Defaulted Receivables), plus (ii) all Collections received by the Master Servicer but not yet remitted by the Master Servicer to the Investors, plus (iii) any amounts in respect of Deemed Collections required to be paid by the SPV at such time minus (B) such Committed Investor’s Pro Rata Share of the applicable Investor Group Percentage of the Letter of Credit Liability.

“Assignment and Assumption Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit A.
“Assignment Date” is defined in Section 3.1(a).
“Assignment of Claims Acts” means the provisions of United States Code, 31 U.S.C. § 3727 and 41 U.S.C. § 15, and any similar Laws of any other jurisdiction.
“Atlantic” means Atlantic Asset Securitization LLC.
“Atlantic Administrator” means CACIB or an Affiliate thereof, as administrator for Atlantic, or CACIB or an Affiliate thereof, as administrator for any Conduit Assignee of Atlantic.
“Atlantic Committed Investor” means each financial institution party to this Agreement as an Atlantic Committed Investor.
“Attributable Indebtedness” means, on any date, but without duplication, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease and (c) all Synthetic Debt of such Person.
“Auto-Extension Letter of Credit” is defined in Section 2.17(b)(iii).
“Available Commitment” means, as of any date of determination, the lesser of (a) the Maximum Commitment and (b) the Net Pool Balance less the Required Reserves.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, 11 U.S.C. §§ 101 et seq.
“Base Rate” is defined in Section 2.4.
“Blocked Account” means an account and any associated lock-box maintained by the SPV at a Blocked Account Bank for the purpose of receiving Collections (other than Collections on Foreign Currency Receivables), set forth in Schedule 4.1(r), or any account added as a Blocked Account pursuant to and in accordance with Section 4.1(r) and which, if not maintained at and in the name of the Agent, is subject to a Blocked Account Agreement.
-4

“Blocked Account Agreement” means a deposit account control agreement among the SPV, the Agent and a Blocked Account Bank, in form and substance reasonably acceptable to the Agent, including any amendments thereto.
“Blocked Account Bank” means each of the banks set forth in Schedule 4.1(r), as such Schedule 4.1(r) may be modified pursuant to Section 4.1(r).
~~“BTMU” is defined in Preamble.~~
~~“BTMU Investor Group” is defined in the definition of Investor Group.~~
“Business Day” means any day excluding Saturday, Sunday, any day on which banks in New York, New York or Atlanta, Georgia, are authorized or required by law to close and any day in which the United States bond markets are authorized or required by law to close, and, when used with respect to the determination of any Offshore Rate or any notice with respect thereto, any such day which is also a day for trading by and between banks in United States dollar deposits in the London interbank market.
“CACIB” means Credit Agricole Corporate And Investment Bank.
“CACIB Investor Group” is defined in the definition of Investor Group.
“Capitalized Lease” of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.
“Cash Collateralize” means to pledge and deposit with or deliver to the Agent, for the benefit of the Letter of Credit Issuers and the Investors, as collateral for the Letter of Credit Liability or obligations of Committed Investors to fund participations in respect of Letters of Credit, cash or deposit account balances in Dollars pursuant to documentation in form and substance satisfactory to Agent and the Letter of Credit Issuers.  Derivatives of such term have corresponding meanings.
“Change of Control” means:
(a) the failure of the Originators to own, free and clear of any Adverse Claim (other than the Liens granted to secure obligations under the Ashland Credit Agreement) and on a fully diluted basis, 100% of the membership interests of the SPV;
(b) the failure of Ashland to own, directly or indirectly, free and clear of any Adverse Claim (other than the Liens granted to secure obligations under the Transaction Documents and obligations under the Ashland Credit Agreement) and on a fully diluted basis, at least 100% of the outstanding shares of voting stock or other equity interests of each other Originator; or
(c) an event or series of events by which:
(i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of amounts and other payments received with respect to such Receivable, but, for the avoidance of doubt, excluding any Excluded Amounts.
“Commercial Paper” means the promissory notes issued or to be issued by a Conduit Investor (or its related commercial paper issuer if such Conduit Investor does not itself issue commercial paper) in the commercial paper market.
“Commitment” means, with respect to each Committed Investor, as the context requires, (a) the commitment of such Committed Investor to make Investments (including Investments funding the reimbursement of each Letter of Credit Issuer for draws on its Letters of Credit) and to pay Assignment Amounts in accordance herewith in an amount not to exceed the amount described in the following clause (b), and (b) the dollar amount set forth opposite such Committed Investor’s signature on the signature pages hereof under the heading “Commitment” (or, in the case of a Committed Investor which becomes a party hereto pursuant to an Assignment and Assumption Agreement, as set forth in such Assignment and Assumption Agreement), minus the dollar amount of any Commitment or portion thereof assigned by such Committed Investor pursuant to an Assignment and Assumption Agreement, plus the dollar amount of any increase to such Committed Investor’s Commitment consented to by such Committed Investor prior to the time of determination; provided that if the Facility Limit is reduced, the aggregate of the Commitments of all the Committed Investors shall be reduced in a like amount and the Commitment of each Committed Investor shall be reduced in proportion to such reduction.
“Commitment Fee” is defined in the Master Fee Letter.
“Commitment Termination Date” means March 22, ~~2017,~~2018, or such later date to which the Commitment Termination Date may be extended by the SPV, the Agent and the Committed Investors (in their sole discretion).
“Committed Investors” means (a) for the Scotiabank Investor Group, the Liberty Street Committed Investors, (b) for the ~~PNC Investor Group, the PNC Committed Investors, (c) for the BTMU Investor Group, the Gotham Committed Investors, (d) for the~~ CACIB Investor Group, the Atlantic Committed Investors and (~~e~~c) for any other Investor Group, each of the Persons executing this Agreement in the capacity of a “Committed Investor” for such Investor Group in accordance with the terms of this Agreement, and, in each case, successors and permitted assigns.
“Concentration Limits” shall, at any time, be deemed exceeded:
(a) with respect to each Special Designated Obligor, if the aggregate Unpaid Balance of all Receivables relating to such Special Designated Obligor (together with its subsidiaries and Affiliates) exceeds the Applicable Special Designated Obligor Percentage of the Aggregate Unpaid Balance at such time.
(b) with respect to each Obligor other than a Special Designated Obligor, if the aggregate Unpaid Balance of all Receivables relating to such Obligor (together with its subsidiaries and Affiliates) exceeds (i) 4.0% of the Aggregate Unpaid Balance at such time or (ii) if higher, the percentage of the Aggregate Unpaid Balance specified below, contingent upon such Obligor’s public unsecured debt rating.

Obligor’s Public Unsecured Debt Rating (S&P/Moody’s)[1]	Concentration Limit
~~AA-~~A/~~Aa3~~A2 or better	~~20.0~~17.50%
~~A/A2 or better (but below AA-/Aa3)~~	~~20.0%~~
BBB+/Baa1 or better (but below A/A2)	~~10.0~~8.75%
BBB-/Baa3 or better (but below BBB+/Baa1)	~~6.7~~5.8%
Below BBB-/Baa3 or unrated	~~4.0~~3.5%

(c) if the aggregate Unpaid Balance of all Extended Term Receivables exceeds 35.0% of the Aggregate Unpaid Balance at such time.
“Conduit Assignee” means, with respect to any Conduit Investor, any special purpose entity that finances its activities directly or indirectly through asset backed commercial paper and is administered by a Managing Agent or any of its Affiliates and designated by such Conduit Investor’s Managing Agent from time to time to accept an assignment from such Conduit Investor of all or a portion of the Net Investment.
“Conduit Investment Termination Date” means, with respect to any Conduit Investor, the date of the delivery by such Conduit Investor to the SPV of written notice that such Conduit Investor elects, in its sole discretion, to permanently cease to fund Investments hereunder.
“Conduit Investor” means Liberty Street, ~~Gotham,~~ Atlantic, and any other Person that shall become a party to this Agreement in the capacity as a “Conduit Investor” and any Conduit Assignee of any of the foregoing.
“Contract” means, in relation to any Receivable, any and all contracts, instruments, agreements, leases, invoices, notes, or other writings pursuant to which such Receivable arises or which evidence such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.
“CP Rate” is defined in Section 2.4.
“Credit and Collection Policy” means Ashland’s credit and collection policy or policies and practices relating to Receivables as in effect on the Closing Date and set forth in Exhibit B, as modified, from time to time, in compliance with Sections 6.1(a)(vii) and 6.2(c).
“CRR” means Regulation (EU) No. 575/2013 of the European Parliament and the Council of June 26, 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No. 648/2012, together with the related implementing technical

1 The rating of an Obligor will be the lower of any public unsecured debt rating of such Obligor as issued by either S&P or Moody’s.  If such Obligor has only one rating from either S&P or Moody’s, that rating shall be used.

standards and regulatory technical standards and any related regulatory guidance published by the European Banking Authority and adopted by the European Commission.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Deemed Collections” means any Collections on any Receivable deemed to have been received pursuant to Sections 2.6.
“Deemed Financial Covenants” means any one of the “financial covenants” set forth in Section 7.11 of the Ashland Credit Agreement (or any replacement or successor to such Section or any similar section or sections in any replacement senior credit agreement) as in effect immediately prior to the initial occurrence of any Committed Investor and each of its Affiliates, if applicable, ceasing to be a party to the Ashland Credit Agreement as a lender thereunder.
“Default Rate” means a per annum rate equal to the sum of (a) the Base Rate plus (b) 2.00%.
“Defaulted Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for 61 days or more from the original due date for such payment.
“Deferred Purchase Price” is defined in the First Tier Agreement.
“Disqualified Equity Interests” has the meaning assigned to such term in the Ashland Credit Agreement.
“Dollar” or “$” means the lawful currency of the United States.
“Downgrade Collateral Account” is defined in Section 3.2(a).
“Downgrade Draw” is defined in Section 3.2(a).
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Investments” means any of the following investments denominated and payable solely in Dollars:  (a) readily marketable debt securities issued by, or the full and timely payment of which is guaranteed by the full faith and credit of, the federal government of the United States, (b) insured demand deposits, time deposits and certificates of deposit of any commercial bank rated “A-1” by S&P, “P-1” by Moody’s and “A-1” by Fitch (if rated by Fitch), (c) no load money market funds rated in the highest ratings category by each of the rating agencies (without the “r” symbol attached to any such rating by S&P), and (d) commercial paper of any corporation incorporated under the laws of the United States or any political subdivision thereof, provided that such commercial paper is rated “A-1” by S&P, “P-1” by Moody’s and “A-1” by Fitch (if rated by Fitch) (without the “r” symbol attached to any such rating by S&P).
“Eligible Receivable” means, at any time, any Receivable:
(a) which was originated by an Originator in the ordinary course of its business in accordance with its Credit and Collection Policy;
(b) (i) with respect to which each of the applicable Originator and the SPV has performed all obligations required to be performed by it thereunder or under any related Contract, including shipment of the merchandise and/or the performance of the services purchased thereunder; (ii) which has been billed to the relevant Obligor; and (iii) which, according to the Contract related thereto, is required to be paid in full within (x) if such Obligor is one of the Obligors listed on Schedule 1.1, the applicable time period appearing opposite the name of such Obligor on such Schedule or (y) if such Obligor is any other Person, 90 days of the original billing date therefor;
(c) which satisfies all applicable requirements of the Credit and Collection Policy;
(d) which has been sold or contributed to the SPV pursuant to (and in accordance with) the First Tier Agreement and to which the SPV has good and marketable title, free and clear of all Adverse Claims;
(e) the Obligor of which is a United States resident (or, if a corporation or other registered organization, is organized and in existence under the laws of the United States or any state or political subdivision thereof (including Puerto Rico)), is not an Affiliate or employee of any of the parties hereto, and is not an Official Body; provided that (i) up to 1.0% of the Aggregate Unpaid Balance may consist of Receivables the Obligors of which are State or municipal governmental entities, (ii) up to ~~5~~9.75% of the Aggregate Unpaid Balance may consist of Receivables the Obligors of which are residents of countries other than the United States which are reasonably acceptable to the Agent (or, with respect to corporations or other registered organizations, organized and in existence under the laws of a country other than the United States, which are reasonably acceptable to the Agent, in each case, other than Canada) and~~, if such Obligor is from one of the fifteen (15) countries with the highest Unpaid Balance of Eligible Receivables,~~ such country shall have a long-term foreign currency rating of at least “BBB-” by S&P and “Baa3” by Moody’s, (iii) up to 3% of the Aggregate Unpaid Balance may consist of Receivables the Obligor of which is a corporation or other registered organization organized in Canada so long as all payments are made to a Blocked Account in Canada, and (iv) to the extent

 (q) not more than 35.0% of the Receivables owed by the Obligor of which are Defaulted Receivables at the time of such Receivable’s purchase by the SPV;
(r) such Receivable does not meet the criteria set forth in the First Tier Agreement’s definition of “Retained Receivable”; and
(s) the Obligor of which is not a Sanctioned Person.
 Notwithstanding the foregoing, Offset Payables shall be excluded from Eligible Receivables and any calculations with respect thereto in all respects at any time.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination; provided that Equity Interests shall not include any securities to the extent constituting “Indebtedness” for purposes of this Agreement.
“ERISA” means the U.S. Employee Retirement Income Security Act of 1974 and any regulations promulgated and rulings issued thereunder.
“ERISA Affiliate” means, with respect to any Person, any corporation, partnership, trust, sole proprietorship or trade or business which, together with such Person, is treated as a single employer under Section 414(b) or (c) of the Code or, with respect to any liability for contributions under Section 302(c) of ERISA, Section 414(m) or Section 414(o) of the Code.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Bankruptcy” means, with respect to any Person, (a) that such Person becomes unable or admits in writing its inability or fails generally to pay its debts as they become due; (b) that any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; (c) that such Person institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or (d) that any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or (e) that any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding.

 “Fee Letter” means either the Master Fee Letter or any L/C Fee Letter, and “Fee Letters” means, collectively, the Master Fee Letter and all such L/C Fee Letters.
“Final Payout Date” means the date, after the Termination Date, on which the Net Investment has been reduced to zero, all accrued Servicing Fees have been paid in full and all other Aggregate Unpaids have been paid in full in cash.
“Financial Covenant” means any one of the “financial covenants” set forth in Section 7.11 of the Ashland Credit Agreement (or any replacement or successor to such Section or any similar section or sections in any replacement senior credit agreement) at such time.
“Financial Covenant Amendment” is defined in Section 6.3.
“Financial Covenant Grace Period” is defined in Section 7.5(f).
“First Tier Agreement” means the Sale Agreement, dated as of the Closing Date, among the Originators and the SPV.
“Foreign Currency Receivable” means a Foreign Receivable denominated in a currency other than Dollars.
“Foreign Receivable” means a Receivable, the Obligor of which is not a United States resident (or, if a corporation or other registered organization, the Obligor of which is not organized and in existence under the laws of the United States or any state or political subdivision thereof).
“Fronting Exposure” means, at any time there is a new Committed Investor that has joined this Agreement via a joinder pursuant to Section 3.4(d) or an assignment pursuant to Section 11.8(b), with respect to the Letter of Credit Issuers, such new Committed Investor’s pro rata share of the outstanding amount of the Letter of Credit Liability.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such accounting profession, in effect from time to time.
~~“Gotham” is defined in the Preamble.~~
~~“Gotham Administrator” means BTMU or an Affiliate thereof, as administrator for Gotham, or BTMU or an Affiliate thereof, as administrator for any Conduit Assignee of Gotham.~~
~~“Gotham Committed Investor” means each financial institution party to this Agreement as a Gotham Committed Investor.~~
“Guarantee” means, with respect to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such

“Investment Request” means each request substantially in the form of Exhibit C.
“Investor(s)” means the Conduit Investors, the Committed Investors and/or the Uncommitted Investors, as the context may require.
“Investor Group” means each of the following groups of Investors:
(a) Liberty Street, any Conduit Assignee thereof, Scotiabank, as Administrator and Managing Agent, and the Liberty Street Committed Investors from time to time party hereto (the “Scotiabank Investor Group”);
~~(b) PNC, as Managing Agent, and the PNC Committed Investors from time to time party hereto (the “PNC Investor Group”);~~
~~(c) Gotham, any Conduit Assignee thereof, BTMU, as Administrator and Managing Agent, and the Gotham Committed Investors from time to time party hereto (the “BTMU Investor Group”);~~
(b) ~~(d)~~ Atlantic, any Conduit Assignee thereof, CACIB, as Administrator and Managing Agent, and the Atlantic Committed Investors from time to time party hereto (the “CACIB Investor Group”); and
(c) ~~(e)~~ any Conduit Investor, if applicable, its Administrator, if applicable, Managing Agent and the related Committed Investors from time to time party hereto.
“Investor Group Percentage” means, for any Investor Group, the percentage equivalent (carried out to five decimal places) of a fraction the numerator of which is the aggregate amount of the Commitments of all Committed Investors in that Investor Group and the denominator of which is the sum of such numerators for each of the Investor Groups.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).
“Issuer Documents” means, with respect to any Letter of Credit, the L/C Request, the Letter of Credit Application, and any other document, agreement and instrument entered into by a Letter of Credit Issuer and the SPV or in favor of such Letter of Credit Issuer and relating to any such Letter of Credit.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as an Investment.  All L/C Borrowings shall be denominated in Dollars.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Fee Letter” means any confidential letter agreement among the SPV, Ashland and a Letter of Credit Issuer for the Letter of Credit Fees pursuant to Section 2.5(b).

“L/C Issuance Date” is defined in Section 2.17(b).
“L/C Request” means each request substantially in the form of Exhibit D.
“Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree, judgment or award of any Official Body.
“Letter of Credit” means a standby letter of credit substantially in the form of Exhibit I (as such form may be modified from time to time by a Letter of Credit Issuer in accordance with its standard business practices) issued by a Letter of Credit Issuer pursuant to Section 2.17 either as originally issued or as the same may, from time to time, be amended or otherwise modified or extended.
“Letter of Credit Application” means an application and agreement for a standby letter of credit by and between the SPV and a Letter of Credit Issuer in a form acceptable to such Letter of Credit Issuer (and customarily used by it in similar circumstances) and conformed to the terms of this Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, renewed, or extended; provided that, to the extent that the terms of such Letter of Credit Application are inconsistent with the terms of this Agreement, the terms of this Agreement shall control.
“Letter of Credit Expiration Date” means the earlier of (a) the day that is thirty (30) days prior to the Commitment Termination Date (or, if such day is not a Business Day, the next preceding Business Day) and (b) the Termination Date specified in clauses (a), (b), or (d) of the definition thereof.
“Letter of Credit Fees” is defined in Section 2.5(b).
“Letter of Credit Issuer” means Scotiabank~~, PNC,~~ or any other Investor or Affiliate of Scotiabank~~, PNC~~, or such other Investor so designated, and which accepts such designation, by the SPV, and which is approved by the Agent (such approval not to be unreasonably withheld, conditioned or delayed).
“Letter of Credit Liability” means the aggregate amount of the undrawn face amount of all outstanding Letters of Credit plus the amount drawn under Letters of Credit for which the Letter of Credit Issuers and the Investors, or any one or more of them, have not yet received payment or reimbursement (in the form of a conversion of such liability to Investments, or otherwise).  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Letter of Credit Sublimit” means, at any time, an amount equal to $100,000,000.
“Liberty Street” is defined in the Preamble.

“Liberty Street Administrator” means Scotiabank or an Affiliate thereof, as administrator for Liberty Street, or Scotiabank or an Affiliate thereof, as administrator for any Conduit Assignee of Liberty Street.
“Liberty Street Committed Investor” means each financial institution party to this Agreement as a Liberty Street Committed Investor.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing).
“Liquidity-Based Amortization Event” shall be deemed to have occurred when any Managing Agent notifies the Agent, the other Managing Agents, the SPV and the Master Servicer in writing that the Conduit Investor (if any) in such Managing Agent’s Investor Group has been funding such Conduit Investor’s interest in the Net Investment through such Conduit Investor’s Program Support Agreement(s) (rather than through the issuance of Commercial Paper Notes) for a period of 270 consecutive days.
“Majority Investors” means, at any time, those Committed Investors that hold Commitments aggregating in excess of 66 2/3% of the Facility Limit as of such date (or, if the Commitments shall have been terminated, the Investors whose aggregate pro rata shares of the Net Investment exceed 66 2/3% of the Net Investment).
“Managing Agent” means, with respect to any Investor Group, the Person acting as Managing Agent for such Investor Group and designated as such on the signature pages hereto or in any Assignment and Assumption Agreement for such Investor Group under this Agreement, and each of its successors and assigns.
 “Master Fee Letter” means the confidential letter agreement among the SPV, Ashland and the Managing Agents for the Investor Groups.
“Master Servicer” is defined in Section 7.1.
“Master Servicer Default” is defined in Section 7.5.
“Master Servicer Indemnified Amounts” is defined in Section 9.2.
“Master Servicer Indemnified Parties” is defined in Section 9.2.
“Master Servicer Report” means a report, in substantially the form attached hereto as Exhibit F or in such other form as is mutually agreed to by the SPV, the Master Servicer and the Agent, furnished by the Master Servicer pursuant to Section 2.8.
“Material Adverse Effect” means any change, effect, event, occurrence, state of facts or development that materially and adversely affects (a) the collectability of a material portion of the Receivables, (b) the operations, business, properties, liabilities (actual or contingent), or condition (financial or otherwise) of the SPV individually or Ashland and its consolidated Subsidiaries (taken as a whole), (c) the ability of the SPV, the Master Servicer or any of the Originators to perform its respective obligations under the Transaction Documents to which it is a party, or (d) the rights of or benefits available to the Agent, the Managing Agents or the Investors under the Transaction Documents.
“Material Subsidiary” means any Subsidiary that is not an Immaterial Subsidiary.
“Maximum Commitment” means, as of any date of determination, the sum of the maximum Commitments of all Committed Investors hereunder.
“Maximum Net Investment” means, at any time, an amount equal to the aggregate Commitments of the Committed Investors (which Commitment shall be divided by 1.02 for each Committed Investor that has a related Conduit Investor) and rounded down to the nearest $1,000.  ~~Effective as of October 15, 2013, the PNC Committed Investor has no related Conduit Investor.~~
“Moody’s” means Moody’s Investors Service, Inc., or any successor that is a nationally recognized statistical rating organization.
“Multiemployer Plan” is defined in Section 4001(a)(3) of ERISA.
“Net Investment” at any time means (a) the sum of (i) the cash amounts paid to the SPV pursuant to Sections 2.2 and 2.3, together with the amount of any funding under a Program Support Agreement allocated to the Interest Component at the time of such funding and (ii) without duplication, the Letter of Credit Liability less (b) the aggregate amount of Collections theretofore received and applied to reduce such Net Investment pursuant to Section 2.12; provided that the Net Investment shall be restored and reinstated in the amount of any Collections so received and applied if at any time the distribution of such Collections is rescinded or must otherwise be returned for any reason; and provided further that the Net Investment shall be increased by the amount described in Section 3.1(b) as described therein.
“Net Pool Balance” means, at any time, (a) the Aggregate Unpaid Balance at such time, minus (b) for each category of Receivables subject to a Concentration Limit, the amount by which the Unpaid Balances of any Eligible Receivable or category of Eligible Receivables exceeds the applicable Concentration Limits set forth in the definition of “Concentration Limit”.
“Non-Extension Notice Date” is defined in Section 2.17(b)(iii).
“Non-Originator Receivable” means, any Receivable or other obligation owed to a Person not constituting an Originator.
“NRSRO” means a nationally recognized statistical rating organization, as determined from time to time by the U.S. Securities and Exchange Commission.
“Obligor” means, with respect to any Receivable, the Person obligated to make payments in respect of such Receivable pursuant to a Contract.

“Official Body” means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, or any accounting board or authority (whether or not a part of government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic.
“Offset Payables” means an amount equal to ~~6.5~~3.0% of the Unpaid Balance of all Receivables as of such date of determination; provided that in connection with their receipt of each annual audit received pursuant to Section 6.1(a)(i)(B), the Managing Agents in their reasonable credit judgment and after evaluation of the results of such audit may increase such percentage to an amount not to exceed 8.0% so long as (x) such increase is approved by the Majority Investors and (y) the Agent has provided the SPV and the Master Servicer with at least ten (10) Business Days’ advance notice of such increase.
“Offshore Rate” is defined in Section 2.4.
“Originator” is defined in the Preamble.
“Parent Undertaking” means the Amended and Restated Parent Undertaking, dated as of November 18, 2016, executed by Ashland and Ashland Global, jointly and severally, in favor of the Agent for the benefit of itself and the Secured Parties.
“Pension Plan” means an employee pension benefit plan as defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Plan) and to which any Originator, the SPV or an ERISA Affiliate of any of them may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.
“Person” means an individual, partnership, limited liability company, corporation, joint stock company, trust (including a business trust), unincorporated association, joint venture, firm, enterprise, Official Body or any other entity.
~~“PNC” is defined in Preamble.~~
~~“PNC Committed Investor” means each financial institution party to this Agreement as a PNC Committed Investor.~~
~~“PNC Investor Group” is defined in the definition of Investor Group.~~
“Portion of Investment” is defined in Section 2.4(a).
“Potential Termination Event” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Termination Event.
“Program Fee” is defined in the Master Fee Letter.
-21

 “Sanctioned Country” means a country or territory that is, or whose government is, the subject of territorial-based Sanctions.
“Sanctioned Person” means a Person that is, or is owned or controlled by Persons that are: (i) the subject of any Sanctions, or (ii) located, organized or resident in a Sanctioned Country.
“Sanctions” means any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority.
“Scotiabank” is defined in the Preamble.
“Scotiabank Investor Group” is defined in the definition of Investor Group.
“Secured Parties” means the Investors, the Letter of Credit Issuers, the Agent, each Managing Agent, each Administrator and the Program Support Providers.
“Servicing Fee” means the fees payable to the Master Servicer from Collections, in an amount equal to either (i) at any time when the Master Servicer is an Affiliate of Ashland, 1.0% per annum on the weighted daily average of the aggregate Unpaid Balances of the Receivables for the preceding calendar month, or (ii) at any time when the Master Servicer is not an Affiliate of Ashland, the amount determined upon the agreement of the Master Servicer, and the Agent, payable in arrears on each Settlement Date from Collections pursuant to, and subject to the priority of payments set forth in, Section 2.12.  With respect to any Portion of Investment, the Servicing Fee allocable thereto shall be equal to the Servicing Fee determined as set forth above, times a fraction, the numerator of which is the amount of such Portion of Investment and the denominator of which is the Net Investment.
“Settlement Date” means (a) prior to the Termination Date, the 15th day of each calendar month (or, if such day is not a Business Day, the immediately succeeding Business Day) or such other day as agreed upon in writing by the SPV and the Agent, after consultation with the Managing Agents, and (b) for any Portion of Investment on and after the Termination Date, each day selected from time to time by the Agent, after consultation with the Managing Agents (it being understood that the Agent may select such Settlement Date to occur as frequently as daily) or, in the absence of any such selection, the date which would be the Settlement Date for such Portion of Investment pursuant to clause (a) of this definition.
“Special Designated Obligor” means ~~each of Genuine Parts Company, AutoZone, Inc.~~Behr Process Corporation, and any other Obligor approved as such in a written supplement to this Agreement signed by the Agent, each Managing Agent, the Master Servicer and the SPV; provided that such Special Designated Obligor status may be revoked by any Managing Agent upon ten (10) Business Day’s written notice to the SPV, at which time the affected Obligor shall be subject to the Concentration Limits as provided in clause (b) of the definition thereof.
“SPV” is defined in the Preamble.
-25

“Taxes” is defined in Section 9.4(a).
“Termination Date” means the earliest of (a) the Business Day designated by the SPV to the Agent and the Managing Agents as the Termination Date at any time following not less than ten (10) days’ written notice to the Agent and the Managing Agents, (b) the day upon which the Termination Date is declared or automatically occurs pursuant to Section 8.2, ~~and~~ (c) the Commitment Termination Date and (d) any date so designated by the applicable Managing Agent at such Managing Agent’s sole discretion after the occurrence of a Liquidity-Based Amortization Event.
“Termination Event” is defined in Section 8.1.
“Three-Month Charged-Off Ratio” means, for any Calculation Period, the average of the Charged-Off Ratio for such Calculation Period and each of the two immediately preceding Calculation Periods.
“Three-Month Default Ratio” means, for any Calculation Period, the average of the Default Ratio for such Calculation Period and each of the two immediately preceding Calculation Periods.
“Three-Month Dilution Ratio” means, as of any date of determination, the ratio (expressed as a percentage) equal to the average of the Dilution Ratio for such Calculation Period and each of the two immediately preceding Calculation Periods.
“Transaction Costs” is defined in Section 9.5(a).
“Transaction Documents” means, collectively, this Agreement, the First Tier Agreement, the Parent Undertaking, the Fee Letters, the Blocked Account Agreements, each Letter of Credit Application, each Assignment and Assumption Agreement and all of the other instruments, documents and other agreements executed and delivered by the Master Servicer, any Originator or the SPV in connection with any of the foregoing.
“Transaction Information” means any information with respect to the transactions set forth in any Transaction Document and any Transaction Document or related documentation, certificate, report or agreement itself, including but not limited to any information about the characteristics of the Affected Assets or the legal structure of the transfer of such assets, including, without limitation, information in connection with the SPV or the Affected Assets.
“UCC” means the Uniform Commercial Code as in effect in the applicable jurisdiction or jurisdictions.
“Uncommitted Investor” means Liberty Street, ~~Gotham,~~ Atlantic and any other Conduit Investor designated as an “Uncommitted Investor” for any Investor Group and any of their respective Conduit Assignees.
“Unpaid Balance” of any Receivable means at any time the unpaid principal amount thereof.

“Unreimbursed Amount” is defined in Section 2.17(c).
“U.S.” or “United States” means the United States of America (and when used in this Agreement shall include the District of Columbia and Puerto Rico).
“Weekly Master Servicer Report” means a report, in substantially the form of the Master Servicer Report adjusted for weekly reporting in a manner acceptable to the Agent, furnished by the Master Servicer pursuant to Section 2.8.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which writedown and conversion powers are described in the EU Bail-In Legislation Schedule.
“Yield” is defined in Section 2.4.
SECTION 1.2  Other Terms.  All terms defined directly or by incorporation herein shall have the defined meanings when used in any certificate or other document delivered pursuant thereto unless otherwise defined therein. For purposes of this Agreement and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined herein, and accounting terms partly defined herein to the extent not defined, shall have the respective meanings given to them under, and shall be construed in accordance with, GAAP; (b) terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9; (c) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (d) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of this Agreement (or such certificate or document); (e) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement (or the certificate or other document in which the reference is made) and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (f) the term “including” means “including without limitation”; (g) references to any Law refer to that Law as amended from time to time and include any successor Law; (h) references to any agreement refer to that agreement as from time to time amended or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (i) references to any Person include that Person’s successors and permitted assigns; and (j) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof. With respect to any projections, budgets and other forward looking financial information, it is understood and agreed that (i) any forward-looking information furnished by the SPV, any Originator or the Master Servicer is subject to inherent uncertainties and contingencies, which may be beyond the control of such Person, (ii) no assurance is given by the SPV, any Originator or the Master Servicer that the results or forecast in any such forward-looking information will be realized and (iii) the actual results may differ from the forecast results set forth in such forward-looking information and such differences may be material.

SECTION 2.8  Reports.  By no later than 4:00 p.m. on the fourth Business Day prior to each Settlement Date, or if such day is not a Business Day then on the next succeeding Business Day (and, during the continuation of a Termination Event or a Potential Termination Event, within three (3) Business Days after a request from the Agent or any Managing Agent), the Master Servicer shall prepare and forward to the Agent and each Managing Agent a Master Servicer Report, certified by the Master Servicer.  In addition to the foregoing, at such times as Ashland’s unsecured debt has a public rating from S&P or Moody’s below “BB-” or “Ba3”, respectively, the Master Servicer shall be obligated to prepare and forward to the Agent and each Managing Agent a Weekly Master Servicer Report on every Thursday of each calendar week (or the next Business Day if such day is not a Business Day), certified by the Master Servicer.  The reporting period covered by a Weekly ~~Servicing~~Master Servicer Report shall be the period ending on (and including) the Friday preceding the applicable Reporting Date and beginning on (and including) the Saturday preceding such Friday.  If at any point during the reporting period covered by a Master Servicer Report or a Weekly Master Servicer Report the Conduit Investor in any Investor Group funded such Conduit Investor’s interest in the Net Investment through such Conduit Investor’s Program Support Agreement(s) (rather than through the issuance of Commercial Paper Notes), the applicable Managing Agent shall notify the Master Servicer on or before the second (2nd) Business Day prior to the applicable Reporting Date.
SECTION 2.9  Accounts.  Any Collections (other than Collections on Foreign Currency Receivables) received directly by the SPV, any of the Originators or the Master Servicer shall be sent promptly (but in any event within two (2) Business Days the SPV, the Master Servicer or any Originator becomes aware of the receipt of each such Collection) to a Blocked Account.  On each Settlement Date, all interest and earnings (net of losses and investment expenses) on funds on deposit in each Blocked Account shall be applied as Collections.  On the Final Payout Date, any and all funds remaining on deposit in the Blocked Account shall be paid to the SPV.
SECTION 2.10  Sharing of Payments, Etc.  If any Investor (for purposes of this Section only, being a “Recipient”) shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of the portion of the Asset Interest owned by it (other than pursuant to a Fee Letter or Article IX and other than as a result of the differences in the timing of the applications of Collections pursuant to Section 2.12 and other than a result of the different methods for calculating Yield) in excess of its ratable share of payments on account of the Asset Interest obtained by the Investors entitled thereto, such Recipient shall forthwith purchase from the Investors entitled to a share of such amount participations in the portions of the Asset Interest owned by such Persons as shall be necessary to cause such Recipient to share the excess payment ratably with each such other Person entitled thereto; provided that if all or any portion of such excess payment is thereafter recovered from such Recipient, such purchase from each such other Person shall be rescinded and each such other Person shall repay to the Recipient the purchase price paid by such Recipient for such participation to the extent of such recovery, together with an amount equal to such other Person’s ratable share (according to the proportion of (a) the amount of such other Person’s required payment to (b) the total amount so recovered from the Recipient) of any interest or other amount paid or payable by the Recipient in respect of the total amount so recovered.

taking such action to perfect, protect or more fully evidence the interest of the Agent, as any Managing Agent may request; provided that to the extent the Obligor of such Receivable is an Official Body, the SPV, the Master Servicer and the Originators shall not be required to comply with any Assignment of Claims Acts.
(o) Enforcement of First Tier Agreement.  The SPV, on its own behalf and, during the continuation of a Termination Event or Potential Termination Event, on behalf of the Agent, each Managing Agent and each Secured Party, shall promptly enforce all covenants and obligations of the Originators contained in the First Tier Agreement.  During the continuation of a Termination Event or Potential Termination Event, the SPV shall deliver consents, approvals, directions, notices, waivers and take other actions under the First Tier Agreement as may be directed by any Managing Agent.
(p) Perfection Covenants.  The SPV shall comply with each of the covenants set forth in the Schedule 4.1(d) which are incorporated herein by reference.
(q) Solvency of SPV.  The fair value of the assets of the SPV, at a fair valuation, will, at all times prior to the Final Payout Date, exceed its debts and liabilities, subordinated, contingent or otherwise.  The present fair saleable value of the property of the SPV, at all times prior to the Final Payout Date, will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured.  The SPV will, at all times prior to the Final Payout Date, be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured.  The SPV will not, at any time prior to the Final Payout Date, have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.
(r) Good Title.  In the case of the SPV, upon each Investment and Reinvestment, the Agent shall acquire a valid and enforceable perfected first priority ownership interest or a first priority perfected security interest in each Eligible Receivable and all other Affected Assets that exist on the date of such Investment or Reinvestment, with respect thereto, free and clear of any Adverse Claim.
(s) Risk Retention.   Ashland, as originator for purposes of the CRR, shall at all times own a net economic interest in the Receivables (the “Retained Interest”) in an amount at least equal to 5% of the ~~aggregate~~ Net ~~Investment~~Pool Balance at such time in the form of a first loss tranche under paragraph 1(d) of Article 405 of the CRR.  Ashland shall hold the Retained Interest by means of (i) the SPV’s right to receive residual Collections on the Receivables in accordance with the terms hereof (including Section 2.12(c)), (ii) the Originators’ 100% collective ownership of all the equity interests in the SPV and (iii) Ashland’s 100% direct or indirect ownership of all the equity interests of each Originator (other than Ashland).  Ashland shall not (x) change the manner in which it retains the Retained Interest, or (y) enter into any credit risk mitigation, short position or any other hedge with respect to the Retained Interest, in either case, except to the extent permitted under the CRR.  Ashland will provide written confirmation of its continued compliance with the foregoing provisions of this Section 6.1(s) (i) in or concurrently with the delivery of each Master Servicer Report, (ii) upon the occurrence of any Termination Event and (iii) from time to time upon request of the Agent or any Managing Agent (on behalf of any

Investors) in connection with any material change in the performance of the Receivables or any breach of the Transaction Documents.  Ashland will cooperate with each Investor (including by providing such information and entering into or delivering such additional agreements or documents reasonably requested by such Investor or its Managing Agent) to the extent reasonably necessary to permit such Investor to perform its due diligence and monitoring obligations (if any) under the CRR.
SECTION 6.2  Negative Covenants of the SPV and Master Servicer.  At all times from the date hereof to the Final Payout Date, unless the Majority Investors shall otherwise consent in writing:
(a) No Sales, Liens, Etc.  (i) Except as otherwise provided herein and in the First Tier Agreement, neither the SPV nor the Master Servicer shall sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (or the filing of any financing statement) or with respect to (A) any of the Affected Assets, or (B) any proceeds of inventory or goods, the sale of which may give rise to a Receivable, or assign any right to receive income in respect thereof and (ii) the SPV shall not issue any security to, or sell, transfer or otherwise dispose of any of its property or other assets (including the property sold to it by an Originator under Section 2.1 of the First Tier Agreement) to, any Person other than an Affiliate (which Affiliate is not a special purpose entity organized for the sole purpose of issuing asset backed securities) or as otherwise expressly provided for in the Transaction Documents; provided that nothing in the foregoing shall limit the right of the Originators to receive a Deemed Collection in respect of, or to repurchase, certain Receivables and Related Security in accordance with Sections 4.2(b) and 4.4 of the First Tier Agreement.
(b) No Extension or Amendment of Receivables.  Except as otherwise permitted in Section 7.2, neither the SPV nor the Master Servicer shall extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract related thereto.
(c) No Change in Business or Credit and Collection Policy.  Neither the SPV nor the Master Servicer shall make any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, impair the collectability of any Eligible Receivable or reasonably be expected to have a Material Adverse Effect.
(d) No Subsidiaries, Mergers, Etc.  The SPV shall not consolidate or merge with or into, or sell, lease or transfer all or substantially all of its assets to, any other Person.  The Master Servicer shall not consolidate or merge with or into, or sell, lease or transfer all or substantially all of its assets to, any other Person, unless (i) no Termination Event would be expected to occur as a result of such transaction and (ii) if the surviving entity of such merger or the lessee or acquirer of such assets is not already the Master Servicer, such Person executes and delivers to the Agent and each Managing Agent an agreement by which such Person assumes the obligations of the Master Servicer hereunder and under the other Transaction Documents to which it is a party, or confirms that such obligations remain enforceable against it, together with such certificates and opinions of counsel as any Managing Agent may reasonably request.  The SPV shall not form or create any Subsidiary.

 (e) the Agent, on behalf of the Secured Parties, shall for any reason fail or cease to have a valid and enforceable perfected first priority ownership or security interest in the Affected Assets, free and clear of any Adverse Claim; provided that the SPV and the Originators shall not be required to comply with any Assignment of Claims Acts; provided further that the forgoing clause (e) shall not apply to (1) any Foreign Receivable or (2) any Receivable subject to a Deemed Collection and all required amounts with respect to which have been deposited into a Blocked Account; or
(f) a Master Servicer Default shall have occurred (it being understood that if such Master Servicer Default is cured or waived, the related Termination Event shall also be deemed cured or waived automatically); or
(g) the Net Investment (as determined after giving effect to all distributions pursuant to this Agreement on such date and less any portion of the Letter of Credit Liability that has been Cash Collateralized as of such date) plus the Required Reserves shall exceed the Net Pool Balance for one (1) Business Day; or
(h) the Three-Month Default Ratio is greater than 2.50%; or
(i) the Three-Month Charged-Off Ratio is greater than 1.00%; or
(j) the Three-Month Dilution Ratio is greater than ~~14.25~~7.50%; or
(k) (i) failure of the SPV or any Originator to pay when due (subject to the delivery of any required notice, the expiration of any permitted grace period or both) any amounts due under any agreement to which any such Person is a party and under which any Indebtedness having an aggregate outstanding principal amount (including amounts owing to all creditors under any combined or syndicated credit agreement) of greater than $10,000 in the case of the SPV, or $100,000,000, in the case of any Originator, shall be outstanding; (ii) the default by the SPV or any Originator (subject to the delivery of any required notice, the expiration of any permitted grace period or both) in the performance of any term, provision or condition contained in any agreement to which any such Person is a party (other than breach of any Financial Covenant) and under which any Indebtedness owing by the SPV or any Originator greater than such respective amounts was created or is governed, regardless of whether such event is an “event of default” or “default” under any such agreement, if the effect of such default is to cause, or to permit the holder of such Indebtedness to cause, such Indebtedness to become due and payable prior to its stated maturity; or (iii) any Indebtedness owing by the SPV or any Originator greater than such respective amounts shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to its stated maturity; or
(l) a Material Adverse Effect shall have occurred with respect to the SPV; or
(m) there shall be a Change of Control with respect to the SPV or the Originators or the Master Servicer; or
(n) any Person shall institute steps to terminate any Pension Plan if the assets of such Pension Plan are insufficient to satisfy all of its benefit liabilities (as determined under Title IV connection with any of the SPV’s obligations under this Agreement or other Transaction Documents.
(b) Notwithstanding any provisions contained in this Agreement to the contrary, the parties hereto acknowledge and agree that (i) all amounts payable by the SPV hereunder and under the other Transaction Documents shall be paid in accordance with the priorities set forth in Section 2.12 and (ii) the SPV shall only be required to pay amounts payable by the SPV hereunder and under the other Transaction Documents from funds of the SPV other than the proceeds of the Affected Assets to the extent it has such funds. Any amounts which the SPV does not pay pursuant to the operation of clause (ii) of the preceding sentence shall not constitute a claim (as defined in §101 of the Bankruptcy Code) against or corporate obligation of the SPV for any such insufficiency unless and until the SPV satisfies the provisions of clause (ii) above.
(c) This Section 11.13 shall survive termination of this Agreement.
SECTION 11.14  Acknowledgement and Consent to Bail-In of EEA Financial Institutions.   Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b) the effects of any Bail-In Action on any such liability, including, if applicable:
(i) a reduction in full or in part or cancellation of any such liability;
(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or
(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

[SIGNATURES FOLLOW]

Exhibit C
Form of Investment Request

CVG Capital III LLC (the “SPV”), pursuant to Section 2.2(a) of the Transfer and Administration Agreement, dated as of August 31, 2012 (as amended, modified, or supplemented from time to time, the “Agreement”), among CVG Capital III LLC, as transferor (in such capacity, the “SPV”), the Originators party thereto, Ashland LLC, as master servicer (in such capacity, the “Master Servicer”), The Bank of Nova Scotia, as agent, and each of the Conduit Investors, Committed Investors, Managing Agents and Administrators from time to time parties thereto, hereby requests that the Investors effect an Investment from it pursuant to the following instructions:
Investment Date:[___________________________________]
Purchase Price:[ ___________________________________]2
 The Bank of Nova Scotia: $[______] ([___]% of Purchase Price)
 ~~PNC Bank, National Association:$[______] ([___]% of Purchase Price)~~Credit Agricole Corporate and
 ~~The~~Investment Bank ~~of Tokyo-Mitsubishi UFJ, Ltd.~~ :$[______] ([___]% of Purchase Price)

[Add appropriate level of detail for calculation of Purchase Price]
Account to be credited:
[bank name]
ABA No.[ _____________________________________]
Account No. [_________________________________]
Reference No.[ _______________________________]
Please credit the above-mentioned account on the Investment Date.  Capitalized terms used herein and not otherwise defined herein have the meaning assigned to them in the Agreement.
The SPV hereby certifies as of the date hereof that the conditions precedent to such Investment set forth in Section 5.2 of the Agreement have been satisfied, and that all of the representations and warranties made in Section 4.1 of the Agreement are true and correct in all material respects (except those representations and warranties qualified by materiality or by reference to a material adverse effect, which are true and correct in all respects), with respect to on and as of the Investment Date, both before and after giving effect to the Investment (unless such representations or warranties specifically refer to a previous day, in which case, they shall be complete and correct in all material respects (or, with respect to such representations or

2 At least $1,000,000 and in integral multiples of $100,000.  Please break-out applicable amounts and  percentages per Investor Group as provided  below Purchase Price.

Exhibit C-1

Exhibit D
Form of L/C Request

[DATE]
The Bank of Nova Scotia
[________________]
[________________]
Attention: [_______________]
Tel. No.: (____) ____-_____
Facsimile No.: (____) ____-_____

Ladies and Gentlemen:
This Request for Letter of Credit (this “Request for Letter of Credit”) is executed and delivered by CVG Capital III LLC (the “Borrower”) to The Bank of Nova Scotia (“Scotiabank”), pursuant to Section 2.17 of that certain Transfer and Administration Agreement (as amended, modified, supplemented, or restated from time to time, the “Agreement”) dated as of August 31, 2012, entered into by and among the Borrower, Ashland LLC, as an Originator and as initial Master Servicer, and each other Originator from time to time party thereto, Liberty Street Funding LLC and ~~Gotham Funding Corporation~~Atlantic Asset Securitization LLC, as Conduit Investors and Uncommitted Investors, Scotiabank, as Agent, a Letter of Credit Issuer, a Managing Agent, an Administrator and a Committed Investor, ~~PNC Bank, National Association, as a Letter of Credit Issuer, a Managing Agent and a Committed Investor, The Bank of Tokyo-Mitsubishi UFJ, Ltd., as a Letter of Credit Issuer,~~Credit Agricole Corporate and Investment Bank, as a Managing Agent, an Administrator and a Committed Investor, and the various Investor Groups, Managing Agents, Letter of Credit Issuers and Administrators from time to time party thereto.  Capitalized terms not defined herein shall have the meanings assigned to such terms in the Agreement.  Borrower has contemporaneously executed and delivered to the Agent for each of the Letter of Credit Issuers a Letter of Credit Application dated [DATE].  In the event of a conflict between the terms of the Agreement and said Letter of Credit Application, the terms of the Agreement will control.
1.	Borrower hereby requests that [___________], as Letter of Credit Issuer, [issue][amend] a Letter of Credit as follows:
For issuances:
Proposed Issuance Date:
Stated Amount:	$
Expiry Date:

Exhibit D-1

Exhibit E
Form of Originator Joinder Agreement
This JOINDER AGREEMENT (this “Joinder”) is made as of _______, 20__.
Reference is made to (i) that certain Transfer and Administration Agreement (as amended, modified, supplemented, or restated from time to time, the “Transfer and Adminisration Agreement”) dated as of August 31, 2012, entered into by and among the CVG Capital III LLC (the “SPV”), Ashland LLC, as an Originator and as initial Master Servicer, and each other Originator from time to time party thereto, Liberty Street Funding LLC and ~~Gotham Funding Corporation~~Atlantic Asset Securitization LLC, as Conduit Investors and Uncommitted Investors, The Bank of Nova Scotia, as Agent, a Letter of Credit Issuer, a Managing Agent, an Administrator and a Committed Investor, ~~PNC Bank, National Association, as a Letter of Credit Issuer, a Managing Agent and a Committed Investor, The Bank of Tokyo-Mitsubishi UFJ, Ltd., as a Letter of Credit Issuer,~~Credit Agricole Corporate and Investment Bank, as a Managing Agent, an Administrator and a Committed Investor, and the various Investor Groups, Managing Agents, Letter of Credit Issuers and Administrators from time to time party thereto; and (ii) the certain Sale Agreement (as amended, modified, supplemented, or restated from time to time, the “Sale Agreement”) dated as of August 31, 2012, entered into by and among the Originators and the SPV.  Terms defined in the Transfer and Administration Agreement and the Sale Agreement are used herein with the same meaning.
The “New Originator[s]” referred to on Schedule 1 hereby agree as follows:
Each New Originator agrees to become an Originator and to be bound by the terms of the Transfer and Administration Agreement, the Sale Agreement and each of the other Transaction Documents.
Each New Originator: (a) confirms that it has received a copy of the Transfer and Administration Agreement, the Sale Agreement and the other Transaction Documents, and such other documents and information as it has deemed appropriate to make its own analysis and decision to enter into this Joinder; (b) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Transfer and Administration Agreement, the Sale Agreement and the other Transaction Documents are required to be performed by it as an Originator; and (c) represents and warrants to the SPV and the Secured Parties that each of the representations and warranties set forth in Sections 5.1 and 5.2 of the Sale Agreement as supplemented by Schedule 1 are true and correct with respect to itself as of the date hereof, except to the extent such representations or warranties relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date.
This Joinder shall be effective on the date (the “Effective Date”) that the Agent shall have received: (a) a fully executed copy of this Joinder; (b) such officer certificates and legal opinions as it may reasonably request; (c) UCC search results and filings, reasonably acceptable to the Agent; (d) its reasonable costs incurred in connection with this Joinder, including any applicable fees of its legal counsel; and (e) such other documentation or information as the Agent may request in its reasonable discretion.
E-1

ACCEPTED AND APPROVED:

ASHLAND LLC,
as Master Servicer

By: _______________________________
 Name:
 Title:

THE BANK OF NOVA SCOTIA,
as Agent and a Managing Agent

By:_______________________________
 Name:
 Title:

~~THE~~CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK ~~OF TOKYO-MITSUBISHI UFJ, LTD~~,
as a Managing Agent

By:_______________________________
 Name:
 Title:

~~PNC BANK, NATIONAL ASSOCIATION,~~
~~as a Managing Agent~~

By:_______________________________
 Name:
 Title:

ANNEX A-4
TRANSFER FORM
________________, 20__

[The Bank of Nova Scotia
[applicable address]]

[~~PNC~~Credit Agricole Corporate and Investment Bank~~, National Association~~
[applicable address]]
~~[The Bank of Tokyo-Mitsubishi UFJ, Ltd.~~
~~[applicable address]]~~

Re: Irrevocable Standby Letter of Credit No. ------------

We request you to transfer all of our rights as beneficiary under the Letter of Credit referenced above to the transferee, named below:

_____________________________________________________________________________
Name of Transferee

_____________________________________________________________________________
Address
By this transfer all our rights as the original beneficiary, including all rights to make drawings under the Letter of Credit, go to the transferee.  The transferee shall have sole rights as beneficiary, whether existing now or in the future, including sole rights to agree to any amendments, including increases or extensions or other changes.  All amendments will be sent directly to the transferee without the necessity of consent by or notice to us.
We enclose the original letter of credit and any amendments thereto.  Please indicate your acceptance of our request for the transfer by endorsing the letter of credit and sending it to the transferee with your customary notice of transfer.
For your transfer fee of $[____]
* Enclosed is our check for $_______________________
* You may debit my/our Account No.________________
We also agree to pay you on demand any expenses which may be incurred by you in connection with this transfer.

Exhibit -8

Exhibit J
Form of Optional Reduction Notice

[DATE]
To: Managing Agents

Ladies and Gentlemen:
This Optional Reduction Notice (this “Optional Reduction Notice”) is executed and delivered by CVG Capital III LLC (the “Borrower”) to the Managing Agents pursuant to Section 2.13(b) of that certain Transfer and Administration Agreement (as amended, modified, supplemented, or restated from time to time, the “Agreement”) dated as of August 31, 2012, entered into by and among the Borrower, Ashland LLC, as an Originator and as initial Master Servicer, and each other Originator from time to time party thereto, Liberty Street Funding LLC and ~~Gotham Funding Corporation~~Atlantic Asset Securitization LLC, as Conduit Investors and Uncommitted Investors, The Bank of Nova Scotia, as Agent, a Letter of Credit Issuer, a Managing Agent, an Administrator and a Committed Investor, ~~PNC Bank, National Association, as a Letter of Credit Issuer, a Managing Agent and a Committed Investor, The Bank of Tokyo-Mitsubishi UFJ, Ltd., as a Letter of Credit Issuer~~Credit Agricole Corporate and Investment Bank, a Managing Agent, an Administrator and a Committed Investor, and the various Investor Groups, Managing Agents, Letter of Credit Issuers and Administrators from time to time party thereto.  Capitalized terms not defined herein shall have the meanings assigned to such terms in the Agreement.
The Borrower hereby gives notice that it will reduce the Net Investment outstanding under the Agreement (the “Reduction”), and in connection therewith sets forth below the terms on which the Reduction is to be made:
1. Date of Reduction:4

2. Amount of Reduction5:
 The Bank of Nova Scotia: $[______] ([___]% of Reduction)
 ~~PNC Bank, National Association:$[______] ([___]% of Reduction)~~Credit Agricole Corporate and Investment
 ~~The Bank of Tokyo-Mitsubishi UFJ, Ltd.~~ Bank:$[______] ([___]% of Reduction)

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
SIGNATURE PAGE(S) FOLLOW(S).

4 Reductions require one (1) Business Day’s prior notice received by 3:00 p.m.
5 Reduction shall be in the minimum amount of $1,000,000.

Exhibit J-1